AMENDED AND RESTATED BYLAWS

of

SEMTECH CORPORATION

a Delaware Corporation

Article I - OFFICES

Section 1.01    REGISTERED OFFICE. The registered office of Semtech Corporation (hereinafter called the “Corporation”) shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the “Board”).

Section 1.02    PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

Section 1.03    OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

Article II - MEETINGS OF STOCKHOLDERS

Section 2.01    ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution. The Board may postpone, reschedule or cancel any annual meeting of the stockholders previously scheduled by the Board.

Section 2.02    SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified. No business may be transacted at such special meeting other than the business specified in the notice to stockholders of such meeting. The Board, or a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws, include the power to call such meetings, may postpone, reschedule or cancel any special meeting of the stockholders call by either the Board or such committee.

Section 2.03    PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof. The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the DGCL.

Section 2.04    NOTICE OF MEETINGS.

(a) Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary, or by transmitting a notice thereof to him at such address by electronic transmission (as defined below). Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting shall also state the purpose or purposes for which the meeting is called. An “electronic transmission” is a facsimile, email or other form of communication not directly involving the transmission of paper that creates a record that may be retained, retrieved and reviewed by the recipient and that may be directly reproduced in paper form by the recipient through an automated process. Notice given by electronic transmission shall be deemed given when directed to the most recent facsimile number, electronic mail address, or other relevant contact number or address, as the case may be, on file for the recipient in the Corporation’s records.

(b) Any meeting of the stockholders of the Corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any officer entitled to preside at or act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (i) announced at the meeting at which the adjournment or recess is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable the stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of this Section 2.04 shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

(c) Whenever notice is required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

(d) No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permanent or license to give notice to any such person.

Section 2.05    QUORUM. Except as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at or to act as secretary of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06    VOTING.

(a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation (i) on the date fixed pursuant to Section 2.10 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been so fixed, then (A) at the Close of Business (as defined in Section 2.12) on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the Close of Business on the day next preceding the day on which the meeting shall be held.

(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the DGCL.

(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chair of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted.

Section 2.07    LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make or have prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date). Nothing contained in this Section 2.07 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of such meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 2.08    INSPECTOR OF ELECTION. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chair of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.

Section 2.09    STOCKHOLDER ACTION WITHOUT MEETINGS.

(a) Any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) Notwithstanding the foregoing, the Board shall not be obligated to set a record date for an action by written consent if (i) the Consent Record Date Request (as defined below) does not, or the Consent Record Date Request was made in a manner that did not, comply with the Corporation’s Bylaws or applicable law, or (ii) such action relates to an item of business that is not a proper subject for stockholder action under applicable law.

Section 2.10    RECORD DATE.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”) shall be fixed by the Board at the written request of a stockholder of record as of the date of the Consent Record Date Request (as defined below). No stockholder may request a Consent Record Date unless a stockholder of record has first submitted a request in writing that the Board fix a record date (a “Consent Record Date Request”), which request shall be in proper form and delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. Following receipt of a Consent Record Date Request, the Board shall, by the later of (i) twenty (20) days after delivery of a valid Consent Record Date Request and (ii) five (5) days after delivery of any information requested by the Corporation to determine the validity of the Consent Record Date Request or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to Section 2.09 and Section 2.10 and, if appropriate, the Board may adopt a resolution fixing the record date for such purpose.

(c) To be in proper form, the Consent Record Date Request shall: (i) be signed and dated by the stockholder of record (or duly authorized agent of such stockholder) requesting the Consent Record Date, and (ii) shall comply with Section 2.10(b), Section 2.10(c), Section 2.11 and Section 2.12, as applicable, whereby a reference to the annual meeting shall be read as referring to shareholder action by written consent, and shall include: (A) all information required to be set forth in a notice under Section 2.11(c) and Section 2.12(c), as applicable, of these Bylaws; (B) an acknowledgment by the stockholder of record making the request (the “Consent Requesting Stockholder”) that a disposition of shares of the Corporation’s capital stock, owned of record or beneficially as of the date on which the request in respect of such shares is delivered to the Secretary of the Corporation, that is made at any time prior to the delivery of the first written consent with respect to the proposed action shall constitute a revocation of such request with respect to such disposed shares; and (C) a statement that the Consent Requesting Stockholder intends to solicit consents in accordance with the Proxy Rules (as defined in Section 2.12), without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act. In addition, the Consent Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation. Any stockholder may revoke a request with respect to his or her shares at any time by written revocation delivered to the Secretary of the Corporation. In addition to the requirements of Section 2.10(b) and Section 2.10(c), all actions by written consent in lieu of a meeting and related stockholder solicitations shall comply with all requirements of applicable law, including all requirements of the Exchange Act. Notwithstanding anything to the contrary set forth above, none of the provisions in Section 2.10(b) and Section 2.10(c) shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the Board, and the Board shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

(d) If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held; (ii) other than in the case where a stockholder of the Corporation is seeking to have the stockholders express consent to corporate action in writing without a meeting (which shall be governed by Section 2.10(b) and Section 2.10(c)), the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the Close of Business on the day on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.11    ADVANCE NOTICE OF STOCKHOLDER BUSINESS.

(a) To be properly brought before an annual meeting, business (other than nominations for the election of directors, which may only be made in accordance with the provisions of Section 2.12) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) a proper matter for stockholder action under the DGCL and properly brought before the meeting by a stockholder (A) who is a stockholder of record on the date of the giving of notice provided for in this Section 2.11 through the date of such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with all of the procedures set forth in this Section 2.11. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act), at an annual meeting of the stockholders.

(b) In addition to any other applicable requirements, for business to be considered properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.11(a), such stockholder must have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal office of the Corporation not later than the Close of Business on the ninetieth (90th) day nor earlier than the open of business on the one-hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days prior to, or more than sixty (60) days after, such anniversary date, notice by the stockholder to be timely must be so received not later than the Close of Business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or Public Disclosure of the date of the meeting was made, whichever occurs first. In no event shall the adjournment or postponement of an annual meeting, or the Public Disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth:

(i) as to each matter such stockholder proposes to bring before the annual meeting:

(A)     a brief description of the business desired to be brought before the annual meeting;

(B)     the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment);

(C)     the reasons for conducting such business at the annual meeting; and

(D)     all other information relating to such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such stockholder or any Stockholder Associated Person in support of such proposed business pursuant to the Proxy Rules; and

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made and each Stockholder Associated Person:

(A)    the name and address of such person (including, as applicable, as they appear on the Corporation’s books and records);

(B)    (1) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record (specifying the type of ownership) by such person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired, (2) the name of each nominee holder of shares of all stock of the
Corporation owned beneficially but not of record by such person and the number of such shares of stock of the Corporation held by each such nominee holder, (3)
a description of all agreements, arrangements or understandings, written or oral,
(including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements)
that have been entered into by, or on behalf of, such person or any Stockholder
Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) and (4) all other information relating to
Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such person in support of the business proposed by such person if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under the Proxy Rules (the information in this clause
(B), the “Ownership Information”);

(C)     (1) a description of all agreements, arrangements or understandings, written or oral, (I) between or among such stockholder and any Stockholder Associated person or (II) between or among such stockholder or, to the knowledge of such stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation), any Stockholder Associated Person and
any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the
Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy
Rules by way of a solicitation statement filed on Schedule 14A) and (2) any material interest (including any existing or prospective commercial, business or contractual relationship with the Corporation) of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates of such person, other than an interest arising from the ownership of Corporation securities where such person or any affiliate receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

         (D)    any rights to dividends on the shares of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of the
Corporation;

(E)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(F)    a representation that (I) such person has not breached any agreement, arrangement or understanding with the Corporation except as disclosed to the
Corporation pursuant hereto and (II) such person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.11;

(G)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to
Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such person with respect to the Corporation
(regardless of whether such person or entity is actually required to file a
Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such person pursuant to
Item 5 or Item 6 of Schedule 13D;

(H)    a description of any pending or, to the knowledge of such person, threatened legal proceeding or investigation in which such person or any affiliate is a party or participant directly involving or directly relating to the Corporation or, to such person’s knowledge, any current or former officer, director or affiliate of the
Corporation; and

(I)    any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business pursuant to the
Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A)
through (I) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is giving notice to the Corporation solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”); and

(ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation and that such stockholder (or a Qualified Representative thereof) will appear in person at the meeting to introduce the business specified in the notice, and an acknowledgment that, if such stockholder (or a Qualified Representative thereof) does not appear to present such business at such meeting, the Corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(d) Any person providing any information to the Corporation pursuant to this Section 2.11 shall further update and supplement such information, if necessary, so that all information provided (or required to be provided) pursuant to this Section 2.11 shall be true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to vote at the annual meeting and (ii) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of such record date is first publicly disclosed (in the case of an update required to be made under clause (i)) and (y) not later than the Close of Business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (ii)). Such update shall be made only to the extent that information has changed since such stockholder’s prior submission and clearly identify the information that has changed in any material respect since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.11(d) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.11 and shall not extend the time period for the delivery of notice pursuant to this Section 2.11. If such stockholder fails to provide any update in accordance with the foregoing provisions of this Section 2.11(d), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.11.

(e) Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law), stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the rules and regulations promulgated thereunder. Nothing contained in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

(f) No business shall be conducted at the annual meeting of stockholders except business that is properly brought before the annual meeting in accordance with this Section 2.11. If business is not properly brought before the annual meeting in accordance with this Section 2.11 (including if a stockholder giving notice of such business fails to comply with any of its obligations or breaches any of its representations under this Section 2.11), as determined by the chair of the meeting, such business shall not be transacted, notwithstanding that proxies in respect thereof may have been received by the Corporation. Once business has been properly brought before the annual meeting in accordance with this Section 2.11, nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any such business.

(g) In addition to the information required pursuant to the foregoing provisions of this Section 2.11, the Corporation may require any stockholder giving notice to furnish such other information as the Corporation may reasonably require with respect to any item of business proposed by such person under this Section 2.11, with respect to the solicitation of proxies from the Corporation’s stockholders. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by such stockholder within ten (10) days after it has been requested by the Corporation.

(h) If any information submitted pursuant to this Section 2.11 by any stockholder proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.11. Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.11 within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 2.11 and (B) a written affirmation of the accuracy of any information submitted by such stockholder pursuant to this Section 2.11. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.11.

Section 2.12    ADVANCE NOTICE OF DIRECTOR NOMINATIONS.

(a) To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of directors must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise made by or at the direction of the Board (or any duly authorized committee thereof) or (iii) made by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12 through the date of such meeting, (B) who is entitled to vote at such annual meeting, (C) who complies with all of the procedures set forth in this Section 2.12 and (D) who complies with the requirements of Rule 14a-19 under the Exchange Act. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (iii) of Section 2.12(a), such stockholder must have given timely notice thereof in proper form to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal office of the Corporation, (i) in the case of an annual meeting, in accordance with the provisions for timely delivering notice of business to brought before an annual meeting set forth in Section 2.11(b), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the Close of Business on the tenth (10th) day following the day on which Public Disclosure of the date of the meeting is first made by the Corporation. In no event shall the adjournment or postponement of an annual or special meeting, or the public announcement of such an adjournment, recess, postponement, judicial stay or rescheduling commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth or be accompanied by (as applicable):

(i) as to each person whom the stockholder proposes to nominate for election as a director:

(A)    the name, age, business address and residence address of such person;

(B)    the principal occupation or employment of such person;

(C)    such person’s written representation and agreement required by Section 2.13 of these Bylaws;

(D)    a written questionnaire with respect to the background and qualifications of such person, completed by such person in the form required by the Corporation (in the form to be provided by the Secretary upon written request of the stockholder within ten (10) days after receiving such request);

(E)    a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such person, on the one hand, and any stockholder giving notice to the Corporation or any Stockholder Associated Person (other than such proposed nominee), on the other hand, or that such proposed nominee knows any of such proposed nominee’s Associates has with any stockholder giving notice to the Corporation or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such stockholder giving notice to the Corporation and any Stockholder
Associated Person (other than the proposed nominee) were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(F)    a description of any business or personal interests that would reasonably be expected to place such person in a potential conflict of interest with the
Corporation or any of its subsidiaries; and

(G)    any other information relating to such person that is required to be disclosed in a proxy statement in connection with solicitations of proxies for the election of directors in a contested election or that is otherwise required pursuant to the
Proxy Rules (including, without limitation, such person’s written consent to being named as a nominee in any proxy statement relating to the annual meeting or special meeting, as applicable, and to serving as a director if elected);

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made and each Stockholder Associated Person:

(A)    the name and address of such person (including, as applicable, as they appear on the Corporation’s books and records);

(B)    the Ownership Information, whereby a reference to proposed business shall be read as referring to a proposed nominee;

(C)    (1) a description of all agreements, arrangements or understandings, written or oral, (I) between or among such stockholder and any Stockholder Associated
Person or (II) between or among such stockholder or, to the knowledge of such stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation), any Stockholder Associated Person and
any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the
Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy
Rules by way of a solicitation statement filed on Schedule 14A) and (2) any material interest (including any existing or prospective commercial, business or contractual relationship with the Corporation) of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates of such person, other than an interest arising from the ownership of Corporation not shared on a pro rata basis by all other holders of the same class or series;

(D)    any rights to dividends on the shares of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of the
Corporation;

(E)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(F)    a representation that (I) such person has not breached any agreement, arrangement or understanding with the Corporation except as disclosed to the
Corporation pursuant hereto and (II) such person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.12;

(G)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to
Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such person with respect to the Corporation
(regardless of whether such person or entity is actually required to file a
Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such person pursuant to
Item 5 or Item 6 of Schedule 13D;

(H)    a description of any pending or, to the knowledge of such person, threatened legal proceeding or investigation in which such person or any affiliate is a party or participant directly involving or directly relating to the Corporation or, to such person’s knowledge, any current or former officer, director or affiliate of the
Corporation; and

(I)    any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A)
through (I) shall not include any such disclosures with respect to the ordinary course business activities of any Exempt Party;

(iii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation and that such stockholder (or a Qualified Representative thereof) will appear in person at the meeting to present the nomination(s) specified in the notice, and an acknowledgement that, if such stockholder (or a Qualified Representative thereof)
does not appear to present the nomination(s) specified in the notice at such meeting, the
Corporation need not present such nominations for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the
Corporation; and

(iv) all other information required by Rule 14a-19 under the Exchange Act.

(d) In addition to the information required pursuant to Section 2.12(c) or any other provision of these Bylaws, the Corporation may require any proposed nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(e) Any person providing any information to the Corporation pursuant to this Section 2.12 shall further update and supplement such information if necessary, so that all information provided (or required to be provided) pursuant to this Section 2.12 shall be true and correct in all material respects (i) as of the record date for the determination of stockholders entitled to vote at the annual or special meeting and (ii) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual or special meeting or the date notice of such record date is first publicly disclosed (in the case of an update required to be made under clause (i)) and (y) not later than the Close of Business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (ii)). Such update shall be made only to the extent that information has changed since such stockholder’s prior submission and clearly identify the information that has changed in any material respect since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.12(e) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.12 and shall not extend the time period for the delivery of notice pursuant to this Section 2.12. If such stockholder fails to provide any update in accordance with the foregoing provisions of this Section 2.12(e), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section

2.12. Any person providing any information to the Corporation pursuant to this Section 2.12 shall further update and supplement such information if necessary to provide evidence that the stockholder providing notice of any nomination has solicited proxies from holders representing at least 67% of the voting power of shares entitled to vote in the election of directors, and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with the annual or special meeting.

(f) If any information submitted pursuant to this Section 2.12 by any stockholder nominating individuals for election or reelection as a director shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.12. Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.12 within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 2.12 and (B) a written affirmation of any information submitted by such stockholder pursuant to this Section 2.12 as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.12.

(g) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.12. If a nomination is not made in accordance with this Section 2.12 (including if a stockholder giving notice of a nomination or the applicable nominee fails to comply with any of its obligations or breaches any of its representations or agreements under this Section 2.12 or under Section 2.13), or if a proposed nominee dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the relevant meeting, or if the solicitation in support of the nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, in each case, as determined by the Board (or any duly authorized committee thereof) or by the chair of the annual or special meeting, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded, notwithstanding that proxies in respect thereof may have been received by the Corporation. Upon request by the Corporation, if any stockholder giving notice to the Corporation or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such person shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(h) In addition to the information required pursuant to the foregoing provisions of this Section 2.12, the Corporation may require any stockholder giving notice to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder giving notice within ten (10) days after it has been requested by the Corporation.

(i) For purposes of these Bylaws:

(i) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule
12b-2 under the Exchange Act;

(ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(iii) “Close of Business” shall mean 5:00 p.m. Pacific Time on any calendar day, whether or not the day is a business day;

(iv) “Proxy Rules” shall mean Section 14 of the Exchange Act and the rules promulgated thereunder;

(v) “Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and
Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(vi) “Qualified Representative” of a stockholder means (I) a duly authorized officer, manager or partner of such stockholder or (II) a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing)
delivered by such stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and

(vii) “Stockholder Associated Person” shall mean, with respect to a stockholder and if different from such stockholder, any beneficial owner of shares of stock of the
Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed: (A) any person or entity who is a member of a group (as such term is used in Rule 13d 5 under the Exchange Act) with such stockholder or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (B) any Affiliate or Associate of such stockholder (other than any such stockholder that is an Exempt Party) or such beneficial owner(s), (C) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such stockholder or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws, (D) any beneficial owner of shares of stock of the
Corporation owned of record by such stockholder (other than such a stockholder that is an Exempt Party) and (E) any person whom such stockholder proposes to nominate for election as a director.

Section 2.13    DIRECTOR NOMINEE REPRESENTATION AND AGREEMENT. In order to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver to the Secretary of the Corporation a written representation and agreement (executed by the nominee in the form provided by the Secretary of Corporation upon written request and which the Secretary shall provide within ten (10) days after receiving such request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement; (iii) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, the Corporation’s code of conduct, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and all applicable fiduciary duties under state law; (iv) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such person provided to the Corporation by such person or otherwise pursuant to these Bylaws; (v) intends to serve a full term as a director of the Corporation, if elected; (vi) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect and (vii) will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

Section 2.14    ORGANIZATION AND CONDUCT OF MEETINGS. The Chair of the Board shall act as chair of meetings of stockholders of the Corporation. The Board may designate any director or officer of the Corporation to act as chair of any meeting, and only the Board may further provide for determining who shall act as chair of any meeting of stockholders in the absence of such designee. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (l) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board or the chair of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair (or the Board) should so determine, the chair (or the Board) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article III - BOARD OF DIRECTORS

Section 3.01    GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these Bylaws or by law conferred upon or reserved to the stockholders.
Section 3.02    NUMBER AND TERM; ELIGIBILITY. Within the limit set forth in the Certificate of Incorporation, the number of directors that shall constitute the entire Board shall be fixed, from time to time, exclusively by the Board, subject to the rights of the holders of any series of preferred stock with respect to the election of directors, if any. Directors need not be stockholders of the Corporation. Each director shall hold office until a successor is elected and qualified or until the director resigns or is removed. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board or any committee thereof, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.

Section 3.03    ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified board.

Section 3.04    RESIGNATION AND REMOVAL. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise provided by the Certificate of Incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

Section 3.05     VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office. Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

Section 3.06    PLACE OF MEETING; TELEPHONE CONFERENCE MEETING. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.07    FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

Section 3.08    REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 3.09    SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chair of the Board or the Chief Executive Officer or by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate. Notice of the time and place of special meetings shall be given to each director either (i) by mailing or otherwise sending to him a written notice of such meeting, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, at least seventy-two (72) hours prior to the time of the holding of such meeting; (ii) by orally communicating the time and place of the special meeting to him at least forty-eight (48) hours prior to the time of the holding of such meeting; (iii) by sending an electronic transmission to him at least twenty-four (24) hours prior to the holding of such meeting; or (iv) on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Any of the notices as above provided shall be due, legal and personal notice to such director.

Section 3.10    QUORUM AND ACTION. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 3.11    ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by consent shall have the same force and effect as the unanimous vote of such directors.

Section 3.12    COMPENSATION. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors’ fees, compensation and reimbursement for expenses for attendance at directors’ meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13    COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws. Any such committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 3.14    OFFICERS OF THE BOARD. A Chair of the Board or a Vice Chair may be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

Section 3.15    CHAIR OF THE BOARD. The Chair of the Board, if any, shall preside at all meetings of the stockholders and the Board and exercise and perform such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or as is prescribed by the Bylaws.

Article IV - OFFICERS

Section 4.01    OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, President, and a Secretary. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws. One person may hold two or more offices.

Section 4.02    ELECTION AND TERM. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these Bylaws, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

Section 4.03    SUBORDINATE OFFICERS. The Board may appoint, or may authorize the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the Chief Executive Officer from time to time may specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

Section 4.04    REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the Chief Executive Officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Board, the Chair of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05    VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for the regular appointments to such office.

Section 4.06    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of a Chair or Vice Chair of the Board, he shall preside at all meetings of stockholders and the Board. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or as prescribed by the Bylaws.

Section 4.07    PRESIDENT. The President, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to him by the Chief Executive Officer, by the Chair of the Board, if any, by the Board or as is

prescribed by the Bylaws. In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all of the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.08    VICE PRESIDENT. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the Chief Executive Officer, by the President, by the Chair of the Board, if any, by the Board or as is prescribed by the Bylaws. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

Section 4.09    SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.09 of these Bylaws, or if he shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.02 of these Bylaws, then any such person or persons may give notice of any such special meeting.

Section 4.10    COMPENSATION. The compensation of the officers of the Corporation, if any, shall be fixed from time to time by the Board.

Article V - CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 5.01    EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 5.02    CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such officer or officers or such other person or persons as the Board may from time to time designate. Each such person shall give such bond, if any, as the Board may require.

Section 5.03    DEPOSIT. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, the Chief Executive Officer, or any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.04    GENERAL AND SPECIAL BANK ACCOUNTS. The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Article VI - SHARES AND THEIR TRANSFER

Section 6.01    CERTIFICATES FOR STOCK. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in the name of the Corporation by the Chair of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or by a Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 of these Bylaws.

Section 6.02    TRANSFER OF STOCK. Unless otherwise provided by the Board, transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these Bylaws upon payment of any applicable taxes and upon surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer, if both the transferor and the transferee request the Corporation to do so, and, if certificated, when the certificate or certificates shall be presented to the Corporation for transfer.

Section 6.03    REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 6.04    LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 6.05    REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Article VII - INDEMNIFICATION

Section 7.01    ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 7.02    ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.03    DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 7.01 or Section 7.02 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01 and Section 7.02 of these Bylaws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 7.04    INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article VII, to the extent that a director, officer, employee or agent of the

Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or Section 7.02 of these Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 7.05    ADVANCE OF EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 7.06    OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VII shall not be deemed exclusive and are declared expressly to be nonexclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7.07    INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

Section 7.08    CONSTITUENT CORPORATIONS. For the purposes of this Article VII, references to “the Corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 7.09    EMPLOYEE BENEFIT PLANS. For the purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.10    BROADEST LAWFUL INDEMNIFICATION. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of payment of expenses incurred in advance of the final disposition of an action, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys’ fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Section 7.10. The first sentence of this Section 7.10 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation’s securities within the meaning of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful; provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 7.10 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 7.10 by virtue of any of the preceding clauses (i), (ii), (iii), (iv) or (v).

Section 7.11    TERM. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.12    AMENDMENTS. The foregoing provisions of this Article VII shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this Article VII which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of this Article VII shall, as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.

Article VIII - MISCELLANEOUS

Section 8.01    SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

Section 8.02    WAIVER OF NOTICES. Whenever notice is required to be given under any provision of these bylaws, the Certificate of Incorporation or by law, a written waiver signed by the person entitled to notice or a waiver submitted by such person by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless required by the Certificate of Incorporation.

Section 8.03    LOANS AND GUARANTIES. To the extent permitted by applicable law, the Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer who is a director, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

Section 8.04    GENDER. All personal pronouns used in these Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 8.05    AMENDMENTS. These Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new Bylaws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or by written consent pursuant to Section 3.11 hereof, (ii) by the stockholders, by written consent pursuant to Section 2.09 hereof, or (iii) by the stockholders, by the vote of a majority of the outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders provided that notice of a proposed amendment, modification, repeal or adoption by a stockholder is given to the Corporation pursuant to Section 2.11 hereof, or at any special meeting of stockholders, provided that notice thereof is given in the notice of special meeting; provided, however, that Section 2.02 of these Bylaws can only be amended if that Section as amended would not conflict with the Corporation’s Certificate of Incorporation. Any Bylaw made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.

Section 8.06    SEVERABILITY. To the extent any provision of these Bylaws would be, in the absence of this Section 8.06, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

Article IX - EMERGENCY BYLAWS

Section 9.01    EMERGENCY BYLAWS. This Article IX shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article IX, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article IX shall cease to be operative unless and until another Emergency shall occur.

Section 9.02    MEETINGS; NOTICE. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 9.03    QUORUM. At any meeting of the Board called in accordance with Section 9.02 above, the presence or participation of three (3) directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 9.02 above, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that the requisite number of directors is not able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 9.04    LIABILITY. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article IX shall be liable except for willful misconduct.

Section 9.05    AMENDMENTS. At any meeting called in accordance with Section 9.02 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article IX as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.

Section 9.06    REPEAL OR CHANGE. The provisions of this Article IX shall be subject to repeal or change by further action of the Board or by action of the stockholders pursuant to Section 8.05, but no such repeal or change shall modify the provisions of Section 9.04 above with regard to action taken prior to the time of such repeal or change.

Section 9.07    DEFINITIONS. For purposes of this Article IX, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.